Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pacific Magtron International Corp. (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Theodore S. Li, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Theodore S. Li

Theodore S. Li
Chief Executive Officer and
Chief Financial Officer
November 19, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or other wise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pacific Magtron International Corp. and will be retained by Pacific Magtron International Corp. and furnished to the Securities and Exchange Commission or its staff upon request.